Exhibit (m)(2)

SCHEDULE A

ADOPTING FUNDS

(as of MAY 31, 2023)

All of the Funds referenced below are organized as Massachusetts business trusts unless otherwise indicated.

EQUITY AND ASSET ALLOCATION FUNDS	EFFECTIVE DATE OF PLAN AND AMENDMENTS THERETO
Morgan Stanley Europe Opportunity Fund, Inc. (Maryland corporation)	3/22/90, as amended on 1/4/93, 4/28/93, 10/26/95, 7/28/97, 5/1/04, 7/31/11, 2/25/13, 4/30/15, 12/8/16
Morgan Stanley Insight Fund	11/30/95, as amended on 7/28/97, 5/1/04, 7/31/11, 2/25/13, 4/30/15, 12/8/16
TAXABLE AND TAX-EXEMPT FIXED-INCOME FUNDS	EFFECTIVE DATE OF PLAN AND AMENDMENTS THERETO
Morgan Stanley Global Fixed Income Opportunities Fund	4/8/92, as amended on 1/4/93, 4/28/93, 10/26/95, 7/28/97, 5/1/04, 7/31/11, 2/25/13, 4/30/15, 12/8/16
Morgan Stanley Mortgage Securities Trust	1/22/87, as amended on 1/4/93, 4/28/93, 10/26/95, 7/28/97, 5/1/04, 7/31/11, 2/25/13, 4/30/15, 12/8/16
Morgan Stanley Long Duration Government Opportunities Fund	5/1/84, 4/29/88, 1/4/93, 4/28/93, 10/26/95, 7/28/97, 5/1/04, 7/31/11, 2/25/13, 4/30/15, 12/8/16

SCHEDULE B

CLASS B FEES

(a)       For each of the following Funds, the amount of each monthly payment may in no event exceed an amount equal to payment at the rate of the lesser of (i) 1.0% per annum of the average daily aggregate sales of the Fund’s Class B shares since the Fund’s inception (not including reinvestment of dividends and capital gains distributions from the Fund) less the average daily aggregate net asset value of the Fund’s Class B shares redeemed since the Fund’s inception upon which a contingent deferred sales charge has been imposed or upon which such charge has been waived, or (ii) 1.0% per annum of the average daily net assets of Class B:

Morgan Stanley Europe Opportunity Fund, Inc.

Morgan Stanley Insight Fund

(b)       For each of the following Funds, the amount of each monthly payment may in no event exceed an amount equal to payment at the rate of the lesser of (i) 0.85% per annum of the average daily aggregate sales of the Fund’s Class B shares since the Fund’s inception (not including reinvestment of dividends and capital gains distributions from the Fund) less the average daily aggregate net asset value of the Fund’s Class B shares redeemed since the Fund’s inception upon which a contingent deferred sales charge has been imposed or upon which such charge has been waived, or (ii) 0.85% per annum of the average daily net assets of Class B:

Morgan Stanley Global Fixed Income Opportunities Fund

Morgan Stanley Mortgage Securities Trust

(c)       For the following Fund, the amount of each monthly payment may in no event exceed an amount equal to payment at the rate of the lesser of (i) 0.75% (0.65% on amounts over $10 billion) per annum of the average daily aggregate sales of the Fund’s Class B shares since the Fund’s inception (not including reinvestment of dividends and capital gains distributions from the Fund) less the average daily aggregate net asset value of the Fund’s Class B shares redeemed since the Fund’s inception upon which a contingent deferred sales charge has been imposed or upon which such charge has been waived, or (ii) 0.75% (0.65% on amounts over $10 billion) per annum of the average daily net assets of Class B.

Morgan Stanley Long Duration Government Opportunities Fund

SCHEDULE C

FUNDS THAT INCLUDE ACQUIRED COMPANY EXPENSES (CLASSES B, C AND L)

For each of the following Funds, Acquired Company Expenses may be included as Unreimbursed Distribution Expenses of the Acquiring Fund only to the extent that the Unreimbursed Distribution Expenses as a percentage of the Fund’s assets will not be materially increased thereby:

Morgan Stanley Europe Opportunity Fund, Inc.
Morgan Stanley Global Fixed Income Opportunities Fund

Morgan Stanley Insight Fund

Morgan Stanley Mortgage Securities Trust
Morgan Stanley Long Duration Government Opportunities Fund

SCHEDULE D

FUNDS THAT HAVE A SERVICE FEE OF LESS THAN 0.25%

(a)       For each of the following Funds, it is contemplated that payments at the annual rate of 0.20% of the average daily net assets of Class B shall be characterized as a service fee for purposes of paragraph 6 of this Plan:

Morgan Stanley Global Fixed Income Opportunities Fund

Morgan Stanley Mortgage Securities Trust
Morgan Stanley Long Duration Government Opportunities Fund